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                                                                   Exhibit 10.16
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                                 SERVICES AGREEMENT

     Services Agreement (the "Agreement") dated August 30, 1996, between Physicians Quality Care, Inc., a Delaware corporation ("PQC"), with its principal offices located at 950 Winter Street, Waltham, Massachusetts and Medical Care Partners, P.C., a Massachusetts professional corporation ("MCP"), with its principal offices located at 950 Winter Street, Waltham, Massachusetts.

     Whereas MCP engages in the provision of medical and surgical services through its physicians and has agreed to provide certain services to such physicians in connection with its employment of physicians pursuant to MCP's General Terms and Conditions of Physician Employment in effect as of the date hereof (the "Terms and Conditions"); and

     Whereas, MCP wishes to retain PQC to provide certain of such services on MCP's behalf and PQC wishes to provide such services;

     Now, therefore, MCP and PQC hereby agree as hereinafter provided.

     1. Terms defined in the Terms and Conditions and not otherwise defined herein shall be used herein with the meanings so defined.

     2. MCP hereby appoints and engages PQC to provide the services contemplated by Article II of the General Terms and Conditions of Member Physician Employment and PQC accepts such appointment and engagement on and subject to the terms and conditions set forth in this Agreement.

     3.  In consideration for the services to be provided by PQC pursuant to
Section 2, MCP hereby assigns to PQC all amounts allocated to MCP, including without limitation Stage One Gross Margins, Stage Two Gross Margins, Stage Three Gross Margins and IHS Profits, pursuant to Article VII of the Terms and Conditions.

     4. PQC shall review the payables of MCP and shall cause payment thereof to be made out of the funds of MCP. All Operating Revenues and IHS Revenues shall be deposited in a bank account maintained in the name of and owned by MCP with a banking institution selected by PQC and approved by MCP, (the "Account") but managed solely by PQC in accordance with the terms of this Agreement. A representative of PQC shall be the authorized signatory for the Account. The Shareholder of MCP shall also be, and MCP hereby appoints the Shareholder as, an authorized signatory for the Account. MCP covenants that it will not permit any funds to be withdrawn from the Account except as authorized by PQC. In addition to billing, collecting and payment services, PQC shall manage the cash and cash equivalents of MCP.
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     5.  MCP hereby exclusively authorizes PQC to take the following actions for and on behalf of and in the name of MCP throughout the term of this Agreement and thereafter in accordance with Section 7:

          (a) bill, in MCP's name, under its provider number when obtained and on its behalf, and until such time as MCP has obtained its provider number, bill, in the Physicians= names under their respective provider numbers and on their behalf, all claims (including co-payments due from patients) for reimbursement or indemnification from all other Managed Care Payors, fiscal intermediaries or patients for all covered items and services provided by MCP or by the Physicians to patients;

          (b) take possession of and endorse in the name of the Physicians or MCP, all cash, notes, checks, money orders, insurance payments, and any other instruments received as payment of accounts receivable (and MCP will cause an individual Physician who receives any payments for the benefit of MCP directly, to deliver such amounts promptly to PQC for deposit in the Account, and MCP covenants to transfer and deliver promptly to PQC for deposit in the Account, all funds received by MCP from patients or Managed Care Payors for medical services), all such funds to be deposited directly into the Account and to be applied in a manner consistent with this Agreement;

          (c) deposit all collections directly into the Account and to make withdrawals from the Account for such purposes as are consistent with this Agreement;

          (d) in MCP's name and on its behalf, and in the Physicians' names and on behalf of each of them, as necessary, collect and receive all accounts receivable generated by such billings and claims for reimbursement, place such accounts for collection, settle and compromise claims and institute legal action for the recovery of accounts; MCP shall cooperate fully with PQC in facilitating such collections and in collecting accounts receivable transferred to PQC for deposit in the Account by MCP, including endorsement of checks and delivery to PQC for deposit in the Account of all revenues in whatever form, received from patients or Managed Care Payors on their behalf, and completion of all forms necessary for the collection of said monies; and

          (e) sign checks on behalf of MCP and make withdrawals from the Accounts for payments specified in this Agreement and as requested from time to time by MCP for purposes not inconsistent with this Agreement.

     In addition to the foregoing, MCP, to the extent not prohibited by law, hereby grants to PQC an exclusive power of attorney and appoints PQC its exclusive true and lawful attorney in fact to take each of the actions specified in Sections (a) through (e) above for and on behalf of and in the name of MCP

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throughout the term of this Agreement and thereafter in accordance with Section
7.

     Upon request of PQC, MCP shall, and shall cause each of the Physicians to, execute and deliver to PQC and to each financial institution wherein MCP or PQC maintains an account, such additional documents or instruments (including one or more powers of attorney naming PQC as its or their, as the case may be, exclusive true and lawful attorney in fact) as may be necessary or desirable to evidence or effect the authority or the power of attorney or both granted to PQC pursuant to this Section.

     6. This Agreement shall continue in effect for forty (40) years commencing with the date of this Agreement as noted above. Unless terminated earlier as provided for in section 7 of this Agreement, the term of this Agreement shall be automatically extended for additional terms of five (5) years each.

     7.  Termination.

          (a)  Termination on Default.

               i. Either party shall be entitled to terminate this Agreement if the other party fails to perform in any material respect any material obligation required of it hereunder, and such default continues for sixty (60) days after the giving of written notice by the non-defaulting party, specifying the nature and extent of such default; provided, however, that
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                    the non-defaulting party shall not be entitled to terminate this Agreement if the defaulting party commences the cure of such default within the first sixty (60) day period and thereafter diligently and in good faith continues to cure such default until completion.

               ii. Termination at election of PQC. PQC shall be entitled to terminate this Agreement upon written notice to MCP if:

                    (x) a law firm with nationally recognized expertise in healthcare law and acceptable to PQC and the Joint Policy Board renders an opinion to PQC, with a copy provided to the Joint Policy Board stating that a material provision of this Agreement is in violation of applicable law, and the parties do not agree to amend this Agreement pursuant to Section 10 to cure such violation; or

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                    (y)  any court or regulatory agency enters an order finding a material provision of this Agreement is in violation of applicable laws; or

                    (z) PQC is prevented by MCP or any person under the MCP's direction or control, from entering any of the Physician Responsibility Centers, and such inability to enter such premises continues for more than forty-eight
                         (48) hours after notice thereof to the Joint Policy Board.

               iii. Termination by MCP. MCP may terminate this Agreement if and only if such termination has been approved by the Joint Policy Board and:

                    (x) upon written notice to PQC of the failure of PQC to make any payments required under this Agreement when due and continued failure to pay such compensation after thirty (30) days notice of such failure to PQC unless the amount of such payment is being contested in good faith; or

                    (y) a law firm with a nationally recognized expertise in health care law and acceptable to PQC and the Joint Policy Board renders an opinion to MCP, with a copy provided to the Joint Policy Board, stating that a material provision of this Agreement is in violation of applicable law, and the parties do not agree to amend this Agreement pursuant to Section 10 hereof to cure such violation; or

                    (z) any court or regulatory agency enters an order finding a material provision of this Agreement is in violation of applicable laws.

          (b) Effect of Termination.  Upon termination of this Agreement
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          pursuant to this Section 7:

               i. PQC and MCP shall cooperate and continue to perform their obligations under this Agreement as may be necessary to ensure the provision of proper care to patients under treatment until appropriate alternative arrangements are made.

               ii. MCP and PQC shall cooperate to ensure the appropriate billing and collection for all health care items and services provided by MCP prior to the effective date of

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                    termination, and any such monies collected shall be retained by MCP and/or paid to PQC in accordance with the terms of this Agreement.

               iii. Any amounts due and owing to PQC under any loan to MCP shall become immediately due and payable.

               iv. MCP shall reimburse PQC for all drug and pharmaceutical inventory retained by MCP following termination to the full extent of funds advanced by PQC for the purchase of such inventory.

               v. Provisions of this Agreement shall survive any termination if so provided herein or if necessary or desirable fully to accomplish the purposes of such provision.

     8. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8.

     9. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

    10. This Agreement may be amended or modified only by a written instrument executed by PQC and MCP, provided, however, in the event (a) any state or
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federal laws or regulations, now existing or enacted or promulgated after the
Effective Date are interpreted by judicial decision, a regulatory agency, or legal counsel in such a manner as to indicate that this Agreement or any provision hereof may be in violation of such laws or regulations, or (b) the Financial Accounting Standards Board or other applicable accounting standard setting entity promulgates standards that would prevent PQC from consolidating for financial statement presentation purposes all revenues of MCP on PQC's consolidated financial statements, then PQC shall propose to the Joint Policy Board and the MCP Shareholder for their approval such amendments to this Agreement as necessary to preserve the underlying economic and financial arrangements between PQC and MCP and without substantial economic detriment to either PQC or MCP. Any such amendment approved by the Joint Policy Board and MCP Shareholder shall be binding upon MCP, and MCP hereby consents to any such amendment. To the extent any act or service required of PQC should be construed or deemed, by any governmental authority, agency or court, to constitute the practice of medicine by PQC, the performance of said act or service by PQC shall be deemed waived and forever unenforceable and the provisions of this Section 10 shall be applicable. MCP hereby waives and agrees not to assert illegality as a

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defense to the enforcement of this Agreement or any provision hereof; instead, any such purported illegality shall be resolved pursuant to the terms of this
Section 10.

     11. This Agreement shall be construed, interpreted and enforced in accordance with the laws of The Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.


                              PHYSICIANS QUALITY CARE, INC.


                              By: /s/ Jerilyn P. Asher
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                              MEDICAL CARE PARTNERS, P.C.


                              By: /s/ Jay Ungar M.D.
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